AMENDMENT NUMBER ONE TO THE EXELON CORPORATION SENIOR MANAGEMENT SEVERANCE PLAN (As Amended and Restated) WHEREAS, Exelon Corporation (the “Company”) maintains the Exelon Corporation Senior Management Severance Plan, as amended and restated effective January 1, 2020 (the “Plan”); WHEREAS, the Company desires to amend the Plan to clarify one if its definitions. NOW, THEREFORE, the Plan is amended, effective with respect to Terminations of Employment occurring on or after June 1, 2021, as follows: Section 7.23 of the Plan is amended to delete the word “reports” and substitute in its place the words “reported for the two continuous year period ending on the Termination Date”. IN WITNESS WHEREOF, the Company has caused this amendment to be executed this __day of June 2021. Exelon Corporation By: _____________________________________ Senior Vice President & Chief Human Resources Officer